                                                              EXHIBIT (b)(4)(ii)

THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NORTH AMERICA
--------------------------------------------------------------------------------


  EXECUTIVE OFFICE:           ANNUITY SERVICE OFFICE:            HOME OFFICE
116 Huntington Avenue              P.O. Box 9230            Wilmington, Delaware
   Boston, MA 02116            Boston, MA 02205-9230
                                   1-800-344-1029

This is a Certificate which evidences the interest of the Owner named in the Certificate Specifications Page in the Flexible Payment Deferred Combination Fixed and Variable Group Annuity Contract issued by The Manufacturers Life Insurance Company of North America.

The Manufacturers Life Insurance Company of North America will pay an annuity commencing on the Maturity Date to the Annuitant, if then living, in accordance with the Benefits and the Payment of Contract Benefits provisions. If the Owner dies while the Contract is in effect and the Owner's Certificate is in force and before the Maturity Date, the Company will pay a Death Benefit to the Beneficiary upon receipt of all required claim forms and proof of death of the Owner at the Annuity Service Office.

The Contract is the legal contract. This Certificate is merely a summary of the rights, duties and benefits of that Contract. A copy of the Contract may be obtained by requesting it in writing from us at our Annuity Service Office. If there is any conflict, the Contract is the controlling document.

All payments under this Certificate will be made to the persons and in the manner set forth in the contract.

                             TEN DAY RIGHT TO REVIEW

THE OWNER MAY CANCEL THE CERTIFICATE BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR AGENT AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THE CERTIFICATE. WITHIN 7 DAYS OF RECEIPTS OF THE CERTIFICATE BY US, WE WILL REFUND ALL PAYMENTS MADE TO THE OWNER.

WHEN THE CERTIFICATE IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST 7 DAYS OF THIS 10 DAY PERIOD, WE WILL RETURN THE GREATER OF (I) CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CERTIFICATE IS RECEIVED BY US OR (II) SUM OF ALL PAYMENTS.

SIGNED FOR THE COMPANY AT ITS EXECUTIVE OFFICE, BOSTON, MASSACHUSETTS, ON THE DATE OF COVERAGE.

         VICE PRESIDENT                                    PRESIDENT

FLEXIBLE PAYMENT DEFERRED COMBINATION FIXED AND VARIABLE GROUP ANNUITY CERTIFICATE NON-PARTICIPATING

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.



VENTURE.003

INTRODUCTION

This Certificate evidences the interest of the Owner in the flexible payment deferred combination fixed and variable group annuity contract. This Contract provides that prior to the Maturity Date of this Certificate, the Contract Value for an Owner will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

An Owner's interest in the variable portion of the Contract will vary with the investment performance of an Owner's Variable Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If an Owner selects annuity payments on a variable basis, the payment amount will vary with the investment performance of the Owner's Variable Account.

An Owner must allocate Payments among one or more Investment Options. The Investment Options are identified on the Certificate Specifications Page.

TABLE OF CONTENTS                                                          Page
--------------------------------------------------------------------------------

Certificate Specifications Page
PART  1 - DEFINITIONS                                                        1

PART  2 - GENERAL PROVISIONS                                                 3

PART  3 - OWNERSHIP                                                          5

PART  4 - BENEFITS                                                           5

PART  5 - PAYMENTS                                                           8

PART  6 - VARIABLE ACCOUNT PROVISIONS                                        8

PART  7 - FIXED ACCOUNT PROVISIONS                                           9

PART  8 - ANNUITY PROVISIONS                                                11

PART  9 - TRANSFERS                                                         12

PART 10 - WITHDRAWAL PROVISIONS                                             13

PART 11 - FEES AND DEDUCTIONS                                               15

PART 12 - LOAN PROVISION                                                    16

PART 13 - PAYMENT OF CONTRACT BENEFITS                                      16

                        CERTIFICATE SPECIFICATIONS PAGE

GROUP HOLDER:       VENTURE TRUST       PLAN TYPE:               NON QUALIFIED

TYPE OF CONTRACT:   NON-QUALIFIED       MATURITY DATE:              10/21/2027

CONTRACT DATE:         10/21/1997       CONTRACT NUMBER:             000000022

INITIAL PAYMENT:       $10,000.00       GOVERNING LAW:                      SC



INITIAL ALLOCATION OF NET PAYMENT:      (SEE REVERSE FOR ALL AVAILABLE OPTIONS)

FIXED INVESTMENT OPTIONS:                  INITIAL               INITIAL GUARANTEE
                                         INTEREST RATE            PERIOD EXPIRES
1 YEAR FIXED                    50.00%            4.10%             10/21/1998



VARIABLE INVESTMENTS OPTIONS:

EQUITY       50.00%   ANNUAL ADMINISTRATION FEE:                 $30.00

                      ASSET FEE                                   1.40%

                      MAXIMUM CHARGE PERCENTAGE                  10.00%

                      FREE WITHDRAWAL PERCENTAGE                 10.00%

                                    NUMBER OF COMPLETE CERTIFICATE      WITHDRAWAL
                                     YEARS PURCHASE PAYMENT FOR AN        CHARGE
                                      OWNER HAS BEEN IN CONTRACT        PERCENTAGE
                                      --------------------------        ----------
                                                   0                        6%
                                                   1                        6%
                                                   2                        5%
                                                   3                        5%
                                                   4                        4%
                                                   5                        3%
                                                   6                        2%
                                                  7+                        0%
                                          ----------
TOTAL                                         100.00%

OWNER:              JOHN DOE   CO-OWNER:

ANNUITANT:          JOHN DOE   AGE:                                    55

CO-
ANNUITANT:                 BENEFICIARY:             SEE ATTACHED LIST

                          AVAILABLE INVESTMENT OPTIONS

FIXED INVESTMENT OPTIONS

      1 Year Fixed
      3 Year Fixed
      5 Year Fixed
      7 Year Fixed

VARIABLE INVESTMENT OPTIONS

Pacific Rim Emerging Markets             Manufacturers Adviser Corporation
Science & Technology                     T. Rowe Price Associates, Inc.
International Small Cap                  Founders Asset Management, Inc.
Emerging Growth                          Warburg, Pincus Counsellors, Inc.
Pilgrim Baxter Growth                    Pilgrim Baxter & Associates
Small/Mid Cap                            Fred Alger Management, Inc.
International Stock                      Rowe Price-Fleming International, Inc.
Worldwide Growth                         Founders Asset Management, Inc.
Global Equity                            Morgan Stanley Asset Management Inc.
Small Company Value                      Rosenberg Institutional Equity Management
Growth                                   Founders Asset Management, Inc.
Equity                                   Fidelity Management Trust Company
Quantitative Equity                      Manufacturers Adviser Corporation
Blue Chip Growth                         T. Rowe Price Associates, Inc.
Real Estate Securities                   Manufacturers Adviser Corporation
Value                                    Miller Anderson & Sherrerd, LLP
International Growth & Income            J.P. Morgan Investment Management Inc.
Growth and Income                        Wellington Management Company, LLP
Equity-Income                            T. Rowe Price Associates, Inc.
Balanced                                 Founders Asset Management, Inc.
Aggressive Asset Allocation              Fidelity Management Trust Company
High Yield                               Miller Anderson & Sherrerd, LLP
Moderate Asset Allocation                Fidelity Management Trust Company
Conservative Asset Allocation            Fidelity Management Trust Company
Strategic Bond                           Salomon Brothers Asset Management Inc.
Global Government Bond                   Oechsle International Advisors, L.P.
Capital Growth Bond                      Manufacturers Adviser Corporation
Investment Quality Bond                  Wellington Management Company, LLP
U.S. Government Securities               Salomon Brothers Asset Management Inc.
Money Market                             Manufacturers Adviser Corporation

Lifestyle Portfolios:                    Manufacturers Adviser Corporation
     Conservative 280
     Moderate 460
     Balanced 640
     Growth 820
     Aggressive 1000

                             BENEFICIARY INFORMATION

Please find below the Beneficiary Information for contract number, 000000022, currently on file at The Manufacturers Life Insurance Company of North America:

Jane Doe

 PART 1           DEFINITIONS
-------------------------------------------------------------------------------


WE, US, OUR       "We", "us" and "our" means The Manufacturers Life Insurance
                  Company of North America.

ACCUMULATION
UNIT A unit of measure that is used to calculate the value of an Owner's Variable Account before the Maturity Date.

ANNUITANT         Any individual person or persons whose life is used to
                  determine the duration of annuity payments involving life contingencies. The Annuitant is as designated on the Certificate Specifications Page and Application, unless changed.

ANNUITY OPTION    The method selected by you for annuity payments made by us.

ANNUITY SERVICE
OFFICE Any office designated by us for the receipt of Payments and processing of Group Holder and Owner requests.

ANNUITY UNIT      A unit of measure that is used after the Maturity Date to
                  calculate Variable Annuity payments.

APPLICATION       The document signed by the Owner that serves as his or her application for participation under the Contract, a copy of which is attached to this Certificate.

BENEFICIARY       The person, persons or entity to whom certain benefits are payable following the death of an Owner, or in certain circumstances, an Annuitant.

CERTIFICATE       The document for each Owner which summarizes the rights and benefits of the Owner under the Contract.

CERTIFICATE
ANNIVERSARY       The anniversary of the Certificate Date.

CERTIFICATE DATE  The date of issue of a Certificate under this Contract as designated on the Certificate Specifications Page.

CERTIFICATE YEAR  The period of twelve consecutive months beginning on the
                  Certificate Date or any anniversary thereafter.

CONTINGENT
BENEFICIARY       The person, persons or entity who becomes the Beneficiary if the Beneficiary is not alive.

CONTRACT
APPLICATION       The document signed by the Group Holder that evidences the
                  Group Holder's application for this Contract.

CONTRACT DATE     The date of issue of this Contract as designated on the
                  Contract Specifications Page.

CONTRACT VALUE    The total of an Owner's Investment Account Values and,
                  if applicable, any amount in the Loan Account attributable to that Owner.

DEBT Any amounts in the Loan Account attributable to an Owner plus any accrued loan interest on that amount. The loan provision is only available to certain Qualified Contracts

FIXED ANNUITY     An Annuity Option with payments which are predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT   All the assets of The Manufacturers Life Insurance Company of
                  North America other than assets in separate accounts.

GROUP HOLDER      The person, persons or entity entitled to the ownership rights under this Contract. The Group Holder is as designated on the Contract Specifications

                  Page and the Contract Application.

INTERNAL REVENUE
CODE(IRC)         The Internal Revenue Code of 1986, as amended from time to time, and any (IRC) successor statute of similar purposes.

INVESTMENT
ACCOUNT An account established by us which represents the Owner's interest in an Investment Option prior to the Maturity Date.

INVESTMENT
ACCOUNT VALUE     The value of the Owner's investment in an Investment Account.

INVESTMENT
OPTIONS The Investment Options can be either fixed or variable. The Investment Options available under this Contract are shown on the Application and Certificate Specifications Page.

LOAN ACCOUNT      The portion of the General Account that is used for
                  collateral when a loan is taken.

MARKET VALUE
CHARGE A charge that may be assessed if amounts are withdrawn or transferred from the fixed Investment Options prior to the end of the interest rate guarantee period.

MATURITY DATE     The date on which annuity benefits commence. It is the
                  date specified on the Specifications Page of each Certificate, unless changed.

NET PAYMENT       The Payment less the amount of premium tax, if any,
                  deducted from the Payment.

NON-QUALIFIED
CONTRACTS         Contracts which are not issued under Qualified Plans.

OWNER The person, persons or entity named in each Certificate. The Owner is as designated on the Certificate Specifications Page and Application, unless changed.

PORTFOLIO OR
TRUST PORTFOLIO   A separate portfolio of Manufacturers Investment Trust, a
                  mutual fund in which the Variable Account invests, or any successor mutual fund.

PAYMENT An amount paid to us by or on behalf of an Owner as consideration for the benefits provided by the Contract.

QUALIFIED
CONTRACTS         Contracts issued under Qualified Plans.

QUALIFIED PLANS   Retirement plans which receive favorable tax treatment
                  under sections 401, 403, 408 or 457, of the Internal Revenue
                  Code of 1986, as amended.

SEPARATE ACCOUNT  A segregated account of The Manufacturers Life Insurance
                  Company of North America that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)    One or more of the Sub-Accounts of the Variable Account. Each
                  Sub-Account is invested in shares of a different Trust
                  Portfolio.

VALUATION DATE    Any date on which the New York Stock Exchange is open for
                  business and the net asset value of a Trust Portfolio is determined.

VALUATION PERIOD  Any period from one Valuation Date to the next, measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT  The Manufacturers Life Insurance Company of North America
                  Separate Account A, which is a separate account of The Manufacturers Life Insurance Company of North America.

VARIABLE ANNUITY  An Annuity Option with payments which: (1) are not predetermined or guaranteed as to dollar amount; and (2) vary in relation to the investment experience of one or more specified variable Sub-Accounts.

PART 2            GENERAL PROVISIONS
--------------------------------------------------------------------------------

ENTIRE CONTRACT   The Contract, the Contract Application, any Contract
                  Endorsements and the Application, if one is attached to this Certificate, constitutes the entire contract.

                  Only the President, a Vice President, or the Secretary of the Company has authority to agree on our behalf to any alteration of the Contract or any Certificate, or to any waiver of our rights or requirements. The change or waiver must be in writing.

                  The benefits and values available under the Contract are not less than the minimum required by any statue of the state in which the Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which the Contract is issued, if required by law.

MODIFICATION      We will not change or modify the Certificate without the
                  consent of the Owner, as applicable, except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency.

TEN DAY RIGHT
TO REVIEW         If not satisfied with the Certificate, an Owner may, within 10 days after receipt of his or her Certificate, return it by delivering or mailing it to the Annuity Service Office, and it shall be deemed void from the beginning. Within 7 days of receipt of the Certificate by us, we will pay the Owner's
                  Contract Value, computed at the end of the Valuation Period during which the Certificate is received by us, to the Owner.
                  When the Certificate is issued as an individual retirement annuity, during the first 7 days of this 10 day period, we will return the greater of (i) Contract Value computed at the end of the Valuation Period during which the Certificate is received by us or (ii) sum of all Payments.

BENEFICIARY       The Beneficiary is as designated on the Certificate
                  Specifications Page and Application, unless changed. However, if there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the Beneficiary is the "Contingent Beneficiary". If no Beneficiary or Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE IN
MATURITY DATE     Prior to the Maturity Date, an Owner may request in
                  writing a change of the Maturity Date. Any extension of the Maturity Date will be subject to our prior approval.

ASSIGNMENT        An Owner may assign his interest in this Contract at any time prior to the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us and received at our Annuity Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment by an Owner will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

CLAIMS OF
CREDITORS         To the extent permitted by law, no benefits payable under the
                  Contract will be subject to the claims of the Group Holder's, an Owner's, the Beneficiary's, or the Annuitant's creditors.

DISCONTINUANCE
OF NEW OWNERS     By giving 30 days prior written notice to the Group Holder, we may limit or discontinue the acceptance of new
                  Applications and the issuance of new Certificates under this Contract. Such limitation or discontinuance shall have no effect on rights or benefits with respect to any Owner's Certificate established prior to the effective date of such limitation or discontinuance.

MISSTATEMENT OF
AGE AND PROOF OF
SURVIVAL We may require proof of age or survival of any person upon whose age or survival any Payments depend. If the age of the Annuitant has been misstated, the benefits will be those which the Payments would have provided for the correct age. If we have made incorrect annuity payments, the amount of any underpayment will be paid immediately. The amount of any overpayment will be deducted from future annuity payments.

ADDITION,
DELETION OR       We reserve the right, subject to compliance with applicable
SUBSTITUTION      law, to make additions to, deletions from, or substitutions
OF INVESTMENT     for the Portfolio shares that are held by the Variable Account
OPTIONS           or that the Variable Account may purchase. We reserve the
                  right to eliminate the shares of any of the eligible
                  Portfolios and to substitute shares of another Portfolio of the Trust, or of another open-end registered investment company, if the shares of any eligible Portfolio are no longer available for investment, or if in our judgment further investment in any eligible Portfolio should become inappropriate in view of the purposes of the Variable Account.
                  We will not substitute any shares attributable to an Owner's interest in a Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission to the extent required by the Investment Company Act of 1940.
                  Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company.

                  We reserve the right, subject to compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio of the Trust or in shares of another open-end investment company.We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-
PARTICIPATING     The Contract is non-participating and will not share in our profits or surplus earnings. We will pay no dividends on the Contract.

REPORTS At least once each year we will send the Group Holder and each Owner a report containing information required by the Investment Company Act of 1940 and applicable state law.

INSULATION        The portion of the assets of the Variable Account equal to the reserves and other contract liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.

CURRENCY AND
PLACE OF          All payments made to or by us shall be made in the lawful
PAYMENTS          currency of the United States of America at the Annuity
                  Service Office or elsewhere if we consent.

NOTICES
AND ELECTIONS     To be effective, all notices and elections the Group Holder or an Owner makes under this Contract must be in writing, signed by them and received by us at our Annuity Service Office.
                  Unless otherwise provided in this Contract, all notices, requests and elections will be effective when received by us at our Annuity Service Office, complete with all necessary information and the signature of the Group Holder and/or Owner, as appropriate.


GOVERNING LAW     The Contract and all Certificates issued in connection
                  with it will be governed by the laws of the jurisdiction indicated on the Contract Specifications Page.

SECTION 72(s) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.

PART 3            OWNERSHIP
--------------------------------------------------------------------------------



EXERCISE OF
CONTRACT RIGHTS   The Contract shall belong to the Group Holder. All Contract rights and privileges not expressly reserved by the Group
                  Holder, may be exercised by the Owner as to his or her interest. Such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated beneficiary) or any other person.

CHANGE OF OWNER,  Subject to the rights of an irrevocable Beneficiary, each
ANNUITANT,        Owner may change the Owner, Annuitant, or Beneficiary of his
BENEFICIARY       or her interest in the Contract by written request in a form acceptable to us and which is received at our Annuity Service
                  Office. The Annuitant may not be changed after the Maturity
                  Date. The Owner's Certificate need not be sent unless we request it. Any change must be approved by us. If approved, any change of Beneficiary will take effect on the date the request is signed. If approved, any change of Owner or Annuitant will take effect on the date we received the request at the Annuity Service Office. We will not be liable for any payments or actions we take before the change is approved.

                  The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in
                  Part 4, Benefits, Death Benefit Before Maturity Date, the Contract Value on the date of the change will be treated as a Payment made on that date. In addition, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death Benefit. Furthermore, the Death Benefit on the last day of the previous Contract Year shall be set to zero as of the date of the Owner change. This paragraph will not apply if (a) the individual whose death will cause the Death Benefit to be paid is the same after the change of Owner, or (b) if Ownership is transferred to the Owner's spouse.

                  If any Annuitant is changed and any Owner is not an individual, the entire interest in the Certificate must be distributed to the Owner within five years of the change.

PART 4            BENEFITS
--------------------------------------------------------------------------------



ANNUITY BENEFITS  We will pay a monthly income to the Annuitant, if living, on the Maturity Date. Payments can be fixed or variable, or a combination of fixed and variable. Annuity benefits will commence on the Maturity Date and continue for the period of time provided for under the Annuity Option selected.

                  We may pay the Contract Value for an Owner, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

                  On or before the Maturity Date, you must select how the Contract Value will be used to provide the monthly income. You may select a Fixed or Variable Annuity. Unless you indicate otherwise, we will provide either variable or fixed, or a combination variable and fixed annuity payments in proportion to the Investment Account Value of each Investment Option at the Maturity Date. Annuity payments will continue for 10 years or the life of the Annuitant, if longer.

                  If a Variable Annuity is used, the amount of the first monthly annuity payment will be obtained from the appropriate option table under the "Payment of Contract Benefits" Section. Subsequent monthly annuity payments will vary based on the investment experience of the Sub-Account(s) used to effect the annuity. The method used to calculate the amount of the initial and subsequent payments is described under the "Variable Annuity Payments" Section of Part 8 of this Certificate.

                  If a Fixed Annuity is used, the portion of the Contract Value used to effect a Fixed Annuity will be applied to the appropriate table contained in this Certificate. If the table in use by us on the Maturity Date is more favorable to you, we will use that table. We guarantee the dollar amount of fixed annuity payments.

DEATH BENEFIT
BEFORE MATURITY
DATE A Death Benefit will be determined as of the date on which written notice and proof of death and all required claim forms are received at the Company's Annuity Service Office as follows:

                  1. If any Owner dies on or prior to their 85th birthday and the oldest Owner had an attained age of less than 81 years on the Certificate Date, the Death Benefit will be determined as follows:

                           (a) During the first Certificate Year, the Death Benefit will be the greater of:

                                    (i)      the Contract Value, or

                                    (ii)     the sum of all Payments less any
                                             amount deducted in connection with
                                             partial withdrawals made by or on
                                             behalf of the Owner.

                           (b) During any subsequent Certificate Year, the Death Benefit will be the greater of:

                                    (i)      the Contract Value, or

                                    (ii)     the Death Benefit on the last day
                                             of the previous Certificate Year
                                             plus any Payments and less any
                                             amount deducted in connection with
                                             partial withdrawals, since then,
                                             made by or on behalf of the Owner.

                  2. If any Owner dies after their 85th birthday and the oldest Owner had an attained age of less than 81 years on the Certificate Date, the Death Benefit will be determined as the greater of:

                           (a)      the Contract Value, or

                           (b)      the excess of (i) over (ii) where:

                                    (i)      equals the sum of all Payments made
                                             by or on behalf of the Owner.

                                    (ii)     equals the sum of any amounts
                                             deducted in connection with
                                             partial withdrawals made by or on
                                             behalf of the Owner.

                           3. If any Owner dies and the oldest Owner had an attained age of 81 or greater on the Certificate Date, the Death Benefit will be the Contract Value less any applicable Withdrawal Charges at the time of payment of the benefits.

                                    If there is any Debt, the Death Benefit
                                    equals the amount described above less the Debt under this Certificate.

                                    DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                                    DEATH OF OWNER: We will pay the Death
                                    Benefit to the Beneficiary if any Owner dies prior to the Maturity Date. The Death Benefit may be taken in one sum immediately, in which case the Certificate will terminate. If the Death Benefit is not taken in one sum immediately, the Certificate will continue subject to the following provisions:

                                    (a)      The Beneficiary becomes the Owner.

                                    (b)      The excess, if any, of the Death
                                             Benefit over the Contract Value
                                             will be allocated to and among the
                                             Investment Accounts in proportion
                                             to their values as of the date on
                                             which the Death Benefit is
                                             determined.

                                    (c)      No additional Payments may be
                                             applied under the Certificate.

                                    (d)      If the Beneficiary is not the
                                             deceased Owner's spouse, the entire
                                             interest in the Certificate must be
                                             distributed under one of the
                                             following options:

                                    (i)      The entire interest in the
                                             Certificate must be distributed
                                             over the life of the Beneficiary,
                                             or over a period not extending
                                             beyond the life expectancy of the
                                             Beneficiary, with distributions
                                             beginning within one year of the
                                             Owner's death; or

                                    (ii)     the entire interest in the
                                             Certificate must be distributed
                                             within 5 years of the Owner's
                                             Death.

                                    If the Beneficiary dies before the
                                    distributions required by (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                                    (e)      If the Beneficiary is the deceased
                                             Owner's spouse, the Certificate
                                             will continue with the surviving
                                             spouse as the new Owner. The
                                             surviving spouse may name a new
                                             Beneficiary (and, if no Beneficiary
                                             is so named, the surviving spouse's
                                             estate will be the Beneficiary).
                                             Upon the death of the surviving
                                             spouse, the Death Benefit will
                                             equal the Contract Value at the
                                             time of the surviving spouse's
                                             death, and the entire interest in
                                             the Certificate must be distributed
                                             to the new Beneficiary in
                                             accordance with the provisions of
                                             (d) (i) or (d) (ii) above.

                                    (f)      Withdrawal Charges will be waived
                                             on any withdrawals, unless the
                                             Death Benefit payable upon the
                                             Owner's death was defined under
                                             provision 3., Death Benefit Before
                                             Maturity Date above. If the Death
                                             Benefit was so defined, Withdrawal
                                             Charges will be assessed at the
                                             time a withdrawal occurs.

                                    If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary.

DEATH BENEFIT ON
OR AFTER
MATURITY DATE     If annuity payments have been selected based on an Annuity
                  Option providing for payments for a guaranteed period, and the Annuitant dies on or after the Maturity Date, We will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, We will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH    Proof of death is required upon the death of the
                  Annuitant or the Owner. Proof of death is one of the following received at the Annuity Service Office:

                  (a)      A certified copy of a death certificate.

                  (b) A certified copy of a decree of a court of competent jurisdiction as to the finding of death.

                  (c)      Any other proof satisfactory to us.


  PART 5          PAYMENTS
--------------------------------------------------------------------------------


GENERAL All Payments under this Contract are payable at our Annuity Service Office or such other place as we may designate.

                  The minimum Payment for any Certificate will be $30. However, at least $300 must be paid for each Certificate during the first Certificate Year. Payments may be made at any time. If a Payment for a Certificate would cause the Contract Value for an Owner to exceed $1,000,000, or that Contract Value already exceeds $1,000,000, no additional Payments will be accepted without our prior approval.

NONPAYMENT OF
PAYMENTS          If, prior to the Maturity Date, no Payments for a Certificate
FOR TWO YEARS     have been made for two consecutive Certificate Years, and
                  if both:

                  (a) the total Payments made for the Certificate, less any partial withdrawals, are less then $2,000; and

                  (b) the Contract Value for an Owner at the end of such two year period is less than $2,000;

                  We may cancel the Certificate and participation under this Contract and pay the Owner his Contract Value (measured as of the Valuation Period during which the cancellation occurs), less the Debt and Annual Administration Fee.

ALLOCATION OF NET
PAYMENTS When we receive Payments, the Net Payments will be allocated among Investment Options in accordance with the allocation percentages shown on the Certificate Specifications Page. The Owner may change the allocation of subsequent Net Payments at any time, without charge, by giving us written notice.


   PART 6         VARIABLE ACCOUNT PROVISIONS
--------------------------------------------------------------------------------


INVESTMENT
ACCOUNT We will establish a separate Investment Account for each Owner for each variable Investment Option to which an Owner allocates amounts. The Investment Account represents the number of an Owner's Accumulation Units in an Investment Option.

INVESTMENT
ACCOUNT VALUE     The Investment Account Value of an Owner's Investment Account
                  is determined by (a) times (b) where:

                  (a) equals the number of Accumulation Units credited to the Investment Account; and,

                  (b)      equals the value of the appropriate Accumulation
                           Unit.

ACCUMULATION
UNITS We will credit Net Payments to an Owner's Investment Accounts in the form of Accumulation Units. The number of Accumulation Units to be credited to each Investment Account will be determined by dividing the Net Payment allocated to that Investment Account by the Accumulation Unit value for that Investment Account.

                  Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

VALUE OF
ACCUMULATION
UNIT The Accumulation Unit value for any Valuation Period is determined by multiplying the Accumulation Unit value for the immediately preceding Valuation Period by the "net investment factor" for the Investment Account for the Valuation Period for which the value is being determined. The value of an Accumulation Unit may increase, decrease or remain the same from one Valuation Period to the next.

NET INVESTMENT
FACTOR The net investment factor for a variable Investment Account is an index that measures the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                  (a)      is the net result of:

                           1) the net asset value per share of a Portfolio share held in the Sub-Account determined as of the end of the current Valuation Period, plus:

                           2) the per share amount of any dividend or capital gain distributions made by the Portfolio on shares held in the Sub-Account if the "ex-dividend" date occurs during the current Valuation Period, and

                  (b) is the net asset value per share of a Portfolio share held in the Sub-Account determined as of the end of the immediately preceding Valuation Period, and

                  (c) is the Asset Fee as defined in Part 11, Fees and Deductions.

                  The net investment factor may be greater or less than, or equal to, one.


  PART 7          FIXED ACCOUNT PROVISIONS
--------------------------------------------------------------------------------

INVESTMENT
ACCOUNT We will establish a separate Investment Account for each Owner each time an Owner allocates amounts to a fixed Investment Option. Any amounts an

                  Owner allocates to the same fixed Investment Option on the same day will establish a new Investment Account. Amounts invested in these Investment Accounts will earn interest at the guaranteed rate in effect on the date the amounts are allocated for the duration of the guarantee period.

                  We will determine the guaranteed rate from time to time for new allocations, but in no event will the minimum guaranteed rate under a fixed Investment Account be less than 3%.

GUARANTEE
PERIODS For any amounts allocated to the fixed Investment Options, an Owner has the choice of the guarantee period available. The amount can be allocated into any combination of the fixed Investment Options offered under this Contract.

                  Separate Investment Accounts will be established for each guarantee period. The guarantee period will be the duration of the fixed Investment Option selected measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed Investment Option that would extend the guarantee period beyond the Maturity Date.


RENEWALS The renewal amount is the Investment Account Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the same Investment Option at the end of the guarantee period, unless the Owner specifies otherwise. If renewal in a particular Investment Option would result in the guarantee period for that Investment Account extending beyond the Maturity Date, the renewal amount may not be renewed in that Investment Option. The renewal amount will be applied to the longest guarantee period of a fixed Investment Option such that the guarantee period does not extend beyond the Maturity Date.

INVESTMENT
ACCOUNT VALUE     The amount in the Investment Accounts of an Owner will
                  accumulate at a rate of interest determined by us and in effect on the date the amount is allocated to the Investment
                  Account. The Investment Account Value of an Owner's Investment
                  Account is the accumulated value of the amount invested in the Investment Account reduced by any withdrawals, loans, transfers or charges taken from the Investment Account.

MARKET VALUE
CHARGE Any amounts withdrawn from a fixed Investment Account, prior to the end of the guarantee period, may be subject to a Market Value Charge. The Market Value Charge will only apply to amounts withdrawn from a Investment Account pursuant to a partial withdrawal, total withdrawal, transfer or a loan. A Market Value Charge will not be assessed on amounts withdrawn from the 1 year fixed Investment Account.

MARKET VALUE
CHARGE FACTOR     A Market Value Charge will be calculated separately for each fixed Investment Account affected. The Market Value Charge for a particular Investment Account will be calculated by multiplying the amount withdrawn or transferred from the Investment Account by the adjustment factor described below.

                  The adjustment factor for a particular Investment Account is determined by the following formula: 0.75 x (B-A) x C/12.

                  Where A, B and C are defined as follows:

                  A -      The guaranteed interest rate on the Investment
                           Account.

                  B - The guaranteed interest rate available, on the date the request is processed, for amounts allocated to a new Investment Account with the same length of guarantee period as the Investment Account from which amounts are being withdrawn.

                  C - The number of complete months remaining to the end of the guarantee period.

                  For purposes of this calculation, the maximum difference between "B" and "A" will be 3%. Furthermore, the adjustment factor will never be less than zero. The amount of Market Value Charge, if any, upon transfer, or loan is specified in
                  Part 9, Transfer Provisions, and upon withdrawal as specified in Part 10, Withdrawal Provisions.

  PART 8          ANNUITY PROVISIONS
--------------------------------------------------------------------------------


VARIABLE
ANNUITY PAYMENTS  The amount of the first variable annuity payment is determined by applying the portion of the Contract Value for a Certificate used to effect a Variable Annuity, measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes), to the appropriate tables(s) contained in the Contract and the Certificate. If the table in use by us on the Maturity Date is more favorable to the Owner, we will use that table. Subsequent payments will be based on the investment performance of one or more Sub-Accounts as selected by the Owner. The amount of such payments is determined by the number of Annuity Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the Contract Value used to effect annuity payments under a Certificate was determined. This number of Annuity Units for each Sub-Account is then multiplied by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

MORTALITY AND
EXPENSE
GUARANTEE         We guarantee that the dollar amount of each variable annuity payment will not be affected by changes in mortality and expense experience.

ANNUITY UNIT
VALUE The value of an Annuity Unit for each Sub-Account for any Valuation Period is determined as follows:

                  (a) The net investment factor for the Sub-Account for the Valuation Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding Valuation Period; and

                  (b) The result is adjusted to compensate for the interest rate assumed in the tables used to determine the first variable annuity payment.

                  The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation Period to the next.

FIXED ANNUITY
PAYMENTS The amount of each fixed annuity payment is determined by applying the portion of the Contract Value used to effect a Fixed Annuity under a Certificate measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes) to the appropriate table contained in the Contract and the Certificate. If the table in use by us on the Maturity Date is more favorable to the Owner, we will use that table.

                  We guarantee the dollar amount of fixed annuity payments.

PART 9            TRANSFERS
--------------------------------------------------------------------------------



TRANSFERS         Before the Maturity Date, the Owner may transfer amounts among
                  Investment Accounts of the Contract. There is no transaction charge for transfers, however, amounts transferred from a fixed Investment Account prior to the end of the guarantee period may be subject to a Market Value Charge. Amounts will be canceled from the Investment Accounts from which amounts are transferred and credited to the Investment Account to which amounts are transferred. We will effect such transfers so that the Contract Value for a Certificate on the date of transfer will not be affected by the transfer, except for the Market Value Charge, if applicable. We reserve the right to limit, upon notice, the maximum number of transfers that can be made per Certificate Year to one per month or six at anytime within a Certificate Year.

                  An Owner must transfer at least $300 or, if less, the entire amount in the Investment Account each time the Owner makes a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount. We reserve the right to defer, modify or terminate the transfer privilege at any time that we are unable to purchase or redeem shares of the Trust Portfolios.

                  Amounts may not be transferred from a fixed Investment Account unless those amounts have been in the fixed Investment Account for at least one year. The Market Value Charge, if applicable, will be deducted from the amount transferred.

                  Once variable annuity payments have begun, an Owner may transfer all or part of the investment upon which the Owner's variable annuity payments are based from one Sub-Account to another. To do this, we will convert the number of variable Annuity Units held by an Owner in the Sub-Account from which the Owner is transferring to a number of variable Annuity Units of the Sub-Account to which the Owner is transferring so that the amount of a variable annuity payment, if it were made at that time, would not be affected by the transfer. After that, the variable annuity payments will reflect changes in the values of the Owner's new variable Annuity Units. An Owner must give us notice at least 30 days before the due date of the first variable annuity payment to which the transfer will apply. We reserve the right, upon notice, to limit to four the maximum number of transfers an Owner may make per Certificate Year after variable annuity payments have begun.

                  After the Maturity Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.

TRANSFER MARKET
VALUE CHARGE      Amounts transferred from a fixed Investment Account may be subject to a Market Value Charge. For Transfers, including transfers to the Loan Account pursuant to a loan request, the Market Value Charge, if applicable, will be calculated by multiplying the amount transferred from each fixed Investment
                  Account by the Market Value Charge Factor and deducted from the amount transferred.

                  If there are multiple Investment Accounts under a fixed Investment Option, the requested amount from that Investment Option must be transferred from those Investment Accounts on a first-in-first-out basis.

                  The Market Value Charge may not exceed the earnings in excess of 3% per annum attributable to the amount transferred.

                  In no event will the Market Value Charge be greater than 10% of the amount transferred.

                  In no event will the Market Value Charge reduce the amount transferred below the amount required under the non-forfeiture laws of the state that has jurisdiction over this contract.

PART 10           WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------


CONTRACT VALUE    An Owner's Contract Value is equal to the total of that
                  Owner's Investment Account Values and, if applicable, any amount in the Loan Account attributable to that Owner.

PAYMENTS OF
WITHDRAWALS       An Owner may withdraw part or all of his Contract Value, less any Debt, at any time before the earlier of the death of an Owner or the Maturity Date, by sending us a written request.
                  We will pay all withdrawals within seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF
PAYMENTS We may defer the right of withdrawal from, or postpone the date of payments from, the variable Investment Accounts for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading on the New York Stock Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and Exchange Commission, by order, so permits for the protection of security holders; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions described in (2) and (3) exist.

                  We may defer the right of withdrawal from the fixed Investment Accounts for not more than six months from the day we receive written request and the Certificate, if required. If such payments are deferred 30 days or more, the amount deferred will earn interest at a rate not less than 3% per year.

TOTAL
WITHDRAWAL        Upon receipt of an Owner's request to withdraw the entire
                  Contract Value we will terminate the Certificate and pay the Owner the Contract Value, less any applicable Debt, Withdrawal
                  Charges, Market Value Charges and the Annual Administration
                  Fee.

PARTIAL
WITHDRAWAL        If an Owner is withdrawing part of his Contract Value, he/she should specify the amount that should be withdrawn from each Investment Option of the Contract. If there are multiple
                  Investment Accounts under a fixed Investment Option, the requested amount from that Investment Option must be withdrawn from those Investment Accounts on first-in-first-out basis. If he/she does not specify, the requested amount will be withdrawn in the following order:

                  a)       Variable Investment Accounts, on a pro rata basis,

                  b) Fixed Investment Options beginning with the shortest guarantee period first and the longest guarantee period last.

                  We will deduct the Withdrawal Charge and the Market Value Charge, if applicable, from the Owner's Contract Value remaining after payment of the requested amount.



WITHDRAWAL
CHARGE If a withdrawal is made from the Contract by an Owner before the Maturity Date, a Withdrawal Charge (contingent deferred sales charge) may be assessed against Payments that have been in the Contract for the Owner for less than 7 years. No Withdrawal Charge will apply to Payments being withdrawn that have been in the Contract for an Owner for 7 or more years. The amount of the Withdrawal Charge and when it is assessed is discussed below:

                  1. The free withdrawal amount is defined as the greater of:

                           a) the excess of an Owner's Contract Value on the date of withdrawal over the unliquidated Payments; or

                           b)       the excess of (i) over (ii) where:

                                    (i)      equals the Free Withdrawal
                                             Percentage as set forth on the
                                             Certificate Specifications Page
                                             multiplied by the total Payments
                                             made by or on behalf of the Owner.

                                    (ii)     equals the sum of all prior Partial
                                             Withdrawals in the Certificate Year
                                             made by or on behalf of the Owner.

                  The free withdrawal amount may be withdrawn free of a Withdrawal Charge.

                  The free withdrawal amount will be applied to an Owner's requested withdrawal in the following order:

                           a)       withdrawals from the variable Investment
                                    Accounts;

                           b) withdrawals from fixed Investment Options beginning with the shortest guarantee period first and the longest guarantee period last.

                  2. If a withdrawal is made for an amount greater than the free withdrawal amount, Payments will be liquidated on a first-in-first-out basis. We will liquidate Payments in the order such Payments were made: the oldest unliquidated Payment first, the next Payment second, etc... until all Payments have been liquidated.

                  3. A Withdrawal Charge will be assessed against Payments liquidated that have been in the Contract for an Owner less than 7 years.

                  4. Any Payments liquidated are subject to a Withdrawal Charge based on the length of time the Payment for an Owner has been in the Contract. The Withdrawal Charge regarding a Certificate is determined by multiplying the amount of the Payment being liquidated by the applicable Withdrawal Charge Percentage obtained from the table on the Certificate Specifications Page. In no event will the Withdrawal Charge percentage be greater than the maximum shown in the Contract Specifications.

                           The total Withdrawal Charge will be the sum of the Withdrawal Charges for the Payments being liquidated.

                  5. The Withdrawal Charge is deducted from an Owner's Contract Value remaining after he/she is paid the amount requested, except in the case of a complete withdrawal when it is deducted from the amount otherwise payable. In the case of a partial withdrawal, the amount requested from an Investment Account may not exceed the value of that Investment Account less any applicable Withdrawal Charge and/or

                           Market Value Charge, if applicable.

                  6. In no event will the aggregate Withdrawal Charge be greater than the maximum Withdrawal Charge Percentage on the Certificate Specifications Page multiplied by the total Payments made by or on behalf of the Owner.

WITHDRAWAL
MARKET
VALUE CHARGE      Amounts withdrawn from a fixed Investment Account may be
                  subject to a Market Value Charge. The total Market Value
                  Charge will be the sum of the Market Value Charges for each Investment Account being withdrawn. For full withdrawals, the Market Value Charge will be calculated on the total amount of each Investment Account, and the total Market Value Charge will be deducted from the amount otherwise payable. For partial withdrawals, the Market Value Charge will be calculated based on the withdrawal amount requested from each Investment Account and the Market Value Charge, if applicable, will be deducted from the remaining Investment Account Value.

                  There will be no Market Value Charge on withdrawals from the fixed Investment Accounts in the following situations: (a) withdrawal from a 1-year fixed Investment Account, (b) death of the Owner, (c) amounts withdrawn to pay any fees or charges, (d) amounts applied at the Maturity Date to purchase an annuity at the guaranteed rates in the Annuity Option tables, and (e) amounts withdrawn from fixed Investment Accounts within one month prior to the end of the guarantee period.

                  An amount equal to the Free Withdrawal Percentage, as set forth on the Certificate Specifications Page, multiplied by the total Payments, less any prior withdrawals in that Certificate Year for an Owner, may be withdrawn without the imposition of a Withdrawal Charge.

                  The Market Value Charge may not exceed the earnings in excess of 3% per annum attributable to the amount withdrawn.

                  In no event will the Market Value Charge plus any Withdrawal Charges for an Investment Account be greater than the Maximum Charge Percentage as set forth on the Certificate Specifications Page, multiplied by the amount withdrawn.

                  In no event will the Market Value Charge reduce the amount payable on withdrawal below the amount required under the non-forfeiture laws of the state that has jurisdiction over this Contract.

FREQUENCY AND
AMOUNT OF
PARTIAL
WITHDRAWALS       An Owner may make as many partial withdrawals as he or she wishes. Any withdrawal from an Owner's Investment Account must be at least $300 or the entire balance of the Investment
                  Account, if less. If after the withdrawal, the amount remaining in that Owner's Investment Account is less than $100, then we will consider the withdrawal request to be a request for withdrawal of the entire amount held in the Investment Account. If a partial withdrawal would reduce the Owner's Contract Value to less than $300, then we will treat the partial withdrawal request as a total withdrawal of that Owner's Contract value.

PART 11           FEES AND DEDUCTIONS
--------------------------------------------------------------------------------


ASSET FEE         To compensate us for assuming mortality and expense risks, and certain administration expenses, we deduct from each variable
                  Investment Option a fee each Valuation Period at an annual rate of 1.40%. A portion of this Asset Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net Investment Factor used to determine the value of Accumulation Units and Annuity Units of the Certificate.


ANNUAL
ADMINISTRATION
FEE To compensate us for assuming certain administrative expenses, we charge an Annual Administration Fee as set forth on the Certificate Specifications Page. Prior to the Maturity Date, the Annual Administration Fee is deducted on each Certificate Anniversary. It is withdrawn from each Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract Value. If the Contract Value is totally withdrawn on any date other than the Certificate Anniversary, we will deduct the total amount of the Annual Administration Fee from the amount paid. During the annuity period, the Annual Administration Fee is deducted on a pro rata basis from each annuity payment.

                  Prior to the Maturity Date, when the Annual Administration Fee is to be assessed, if the sum of all Investment Accounts exceeds $100,000.00, the Annual Administration Fee will be waived.

TAXES We reserve the right to charge certain taxes against Payments for an Owner (either at the time of payment or liquidation), Contract Value of an Owner, payment of Death Benefit, or annuity payments, as appropriate. Such taxes may include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of the Contract and an Owner's Certificate, or from the commencement or continuance of annuity payments under the Contract.

PART 12           LOAN PROVISIONS (CERTAIN QUALIFIED CONTRACTS ONLY)
--------------------------------------------------------------------------------


GENERAL This loan provision applies only to certain Qualified Contracts and Certificates. All provisions and terms of a loan are included in the Qualified Plan Endorsement, if attached.

PART 13           PAYMENT OF CONTRACT BENEFITS
--------------------------------------------------------------------------------

GENERAL Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code
                  Section 72(s).

ALTERNATE
ANNUITY
OPTIONS Instead of settlement in accordance with the Annuity Options described below, an Owner may choose an alternate form of settlement acceptable to us.

DESCRIPTION OF
ANNUITY OPTION    Option 1: Life Annuity


                  a) Life Non-Refund. We will make payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                  b) Life 10-Year Certain. We will make payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

                  Option   2: Joint and Survivor Life Annuity

                  The second Annuitant named shall be referred to as the Co-Annuitant.

                  a) Joint and Survivor Non-Refund. We will make payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                  b) Joint and Survivor with 10-Year Certain. We will make payments for 10 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period certain.

ANNUITY
PAYMENT RATES     The annuity payment rates on the attached tables show,
                  that for each $1,000 applied, the dollar amount of both: (a) the first monthly variable annuity payment based on the assumed interest rate of 3%; and (b) the monthly fixed annuity payment, when this payment is based on the minimum guaranteed interest rate of 3% per year. The annuity payment rates for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted by us upon request.

                  The annuity payment rates are based on the 1983 Table A projected at Scale G with interest at the rate of 3% per annum and assume births in year 1942. The amount of each annuity payment will depend upon the adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:

  Calendar Year of Birth                    Adjustment to Actual Age
-------------------------------------------------------------------
  1899 - 1905                                          +6
  1906 - 1911                                          +5
  1912 - 1918                                          +4
  1919 - 1925                                          +3
  1926 - 1932                                          +2
  1933 - 1938                                          +1
  1939 - 1945                                           0
  1946 - 1951                                          -1
  1952 - 1958                                          -2
  1959 - 1965                                          -3
  1966 - 1972                                          -4
  1973 - 1979                                          -5
  1980 - 1986                                          -6
  1987 +                                               -7

                  The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.

                         AMOUNT OF FIRST MONTHLY PAYMENT
                           PER $1000 OF CONTRACT VALUE
                             OPTION 1: LIFE ANNUITY

Option 1(A):  Non-Refund
------------------------------------------------
     Adjusted Age of          Monthly
        Annuitant              Payment
------------------------------------------------
           55                   4.23
           60                   4.64
           65                   5.20
           70                   5.94
           75                   6.91
           80                   8.21
           85                   9.94

  Option 1(B): 10-Year Certain
-------------------------------------------------------
       Adjusted Age of                Monthly
          Annuitant                   Payment
-------------------------------------------------------
             55                        4.19
             60                        4.57
             65                        5.05
             70                        5.65
             75                        6.35
             80                        7.13
             85                        7.90


                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                                        Age of Co-Annuitant
--------------------------------------------------------------------------------
Adjusted
Age of        10 Years       5 Years      Same         5 Years      10 Years
Annuitant     Younger        Younger      Age          Older        Older
--------------------------------------------------------------------------------
55            3.24           3.38         3.53         3.69         3.83
60            3.40           3.58         3.78         3.98         4.16
65            3.61           3.85         4.10         4.36         4.61
70            3.88           4.19         4.53         4.88         5.20
75            4.23           4.64         5.10         5.57         6.00
80            4.70           5.26         5.88         6.51         7.06
85            5.34           6.09         6.94         7.76         8.43



Option 2(B): 10 Year Certain

                                        Age of Co-Annuitant
--------------------------------------------------------------------------------
Adjusted
Age of           10 Years       5 Years      Same         5 Years     10 Years
Annuitant        Younger        Younger      Age          Older       Older
--------------------------------------------------------------------------------
55               3.24           3.38         3.53         3.69        3.83
60               3.40           3.58         3.78         3.98        4.16
65               3.61           3.85         4.10         4.36        4.59
70               3.88           4.18         4.52         4.86        5.16
75               4.23           4.63         5.07         5.50        5.86
80               4.68           5.21         5.78         6.30        6.69
85               5.27           5.95         6.62         7.18        7.56
--------------------------------------------------------------------------------


Monthly installments for ages not shown will be furnished on request.

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
--------------------------------------------------------------------------------

THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NORTH AMERICA

--------------------------------------------------------------------------------


Manulife Financial and the block design are registered marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries.